Exhibit 99(c)(3)

J A N U A R Y 5 , 2 0 0 6 P R O J E C T U N D E R C O V E R Presentation to the Board of Directors S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L

English_General This presentation was prepared exclusively for the benefit and internal use of the JPMorgan client to whom it is directly addressed and delivered, or with respect to such client, its board of directors or a committee of such board, as applicable (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of JPMorgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. JPMorgan’s opinions and estimates constitute JPMorgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. JPMorgan makes no representations as to the accuracy or completeness of any of the materials set forth herein or the actual value which may be received in connection with a transaction nor the legal, antitrust, tax, accounting or other effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Nothing contained in the accompanying materials is, or shall be relied upon as a representation or promise as to the past, present or future. JPMorgan does not undertake any obligation to update or otherwise revise these materials after the date hereof. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by JPMorgan. JPMorgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. JPMorgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. JPMorgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by a combination of J.P. Morgan Securities Inc., J.P. Morgan plc, J.P. Morgan Securities Ltd. and the appropriately licensed subsidiaries of JPMorgan Chase & Co. in Asia-Pacific, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, N.A. JPMorgan deal team members may be employees of any of the foregoing entities. This presentation does not constitute a commitment by any JPMorgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. P R O J E C T   U N D E R C O V E R

Appendix Undercover valuation analysis Overview of the proposed WCAS transaction 1 1 1 2 5 3 18 P R O J E C T U N D E R C O V E R

Overview of proposed transaction terms Proposed transaction terms 1 Initial WCAS bid submitted on November 13, 2006 2 Assumes 46.5 million diluted shares outstanding including 44.6 million basic shares outstanding and 1.9 million shares due to option dilution 3 Net debt includes $347.5 of long and short term debt, $69.2mm of amount due to affiliates and $25.2mm of cash 4 The sum of financing components does not equal the enterprise value of $1,836 million because this enterprise value is based on the most recent balance sheet while financing commitments are based on an estimated balance sheet for a future closing date 5 Includes $465.0 million Term Loan B, $480.0 million Senior Subordinated Notes, $77.7 million on balance sheet capitalized leases and $22.0 million off balance sheet guarantees 2 O V E R V I E W   O F   T H E   P R O P O S E D   W C A S   T R A N S A C T I O N Comments Acquirer n Welsh, Carson, Anderson & Stowe (“WCAS”) Transaction structure n Merger of Undercover with a wholly - owned subsidiary of WCAS Form of consideration n 100% cash Transaction value n $31.05 per Undercover share ( 9. 5 % premium to current price o f $28.35 , 21. 2 % premium to November 13 price of $25.62 1 ) n $1,44 4 m illion equity value 2 n $1,83 6 m illion enterprise value 3 Financing 4 n $ 1,0 45 million debt financing 5 (debt commitment letters provided by Citigroup and Lehman) n $7 80 million WCAS equity Break - up fees n [1.0%] of Undercover equity value during the go - shop period n [2.9%] of Undercover equity value after the go - shop period ends Certain conditions to closing n Undercover shareholder approval n Absence of MAE n HSR and other consents and approvals n No injuncti ons or legal restraints Other selected contract terms n 40 - day “go shop” provision n No financing conditions n Outside date [ ___ ] months from signing

Review of key events from date of receipt of initial proposal from Welsh, Carson, Anderson & Stowe Proposed transaction timeline 3 O V E R V I E W   O F   T H E   P R O P O S E D   W C A S   T R A N S A C T I O N Key dates 11/13/06 WCAS submits proposal letter with initial offer price range of $29.05 - $29.15 11/14/06 Board of Directors meeting (telephonic): Special Committee established 12/04/06 Special Committee interviews investment bankers 12/ 0 8/06 Special Committee retains JPMorgan as advisor 12/11/06 Special Committee organizational meeting (telephonic) 12/14/06 JPMorgan diligence session with Undercover management 12/15/06 WCAS/Citigroup presentation to JPMorgan 12/18/06 Special Committee meeting (te lephonic) : update on JPMorgan due diligence progress 12/21/06 Special Committee meeting (in person) : review preliminary financial analysis and process considerations 12/26/06 WCAS revises offer price range to $29.95 - $ 3 0. 10 and provides draft contract 12 /28/06 Special Committee meeting (telephonic) : discuss revised WCAS proposal 12/30/06 WCAS revises offer price range to $30.70 - $30.75 12/30/06 Special Committee meeting (telephonic) : discuss latest revised WCAS proposal 12/31/06 STB provides revised con tract to WCAS 01/02/07 Special Committee meeting (telephonic) 01/02/07 WCAS provides revised contract 01/03/07 WCAS revises offer price range to $30. 95 - $3 1.05 01/03/07 Special Committee meeting (telephonic) : discuss latest revised WCAS proposal 01/05 /07 Board of Directors meeting (telephonic) 01/07/07 Special Committee meeting and Board of Directors meeting (in person): to approve transaction

Stock price performance and daily volume traded since 10/24/06 Undercover recent stock price performance Undercover volume (000s) Undercover ASC index Hospital index Price per share 1 year average volume: 474.4 10/25/06 - $24.50: Announces Q3 EPS of $0.27 vs. $0.26 year prior and $0.29 consensus estimates Source: PowerData; as of 12/29/06 ASC index includes: AmSurg, NovaMed and Symbion Hospital index includes: Community Health, Health Management Associates, LifePoint, MedCath, Tenet Healthcare, Triad and Universal Health Services 12/1/06 – $25.36: Last trading day before Special Committee meetings with potential financial advisors Current price (12/29/06): $28.35 WCAS offer: $31.05 11/13/06 – $25.62: Welsh Carson submits proposal to acquire the Company for $29.05-$29.15 per share 12/22/06 – $27.32: JPMorgan in-person meeting with Special Committee 12/20/06 – $27.24: Symbion rumored to be in discussions regarding an LBO 4 O V E R V I E W   O F   T H E   P R O P O S E D   W C A S   T R A N S A C T I O N $20.00 $22.00 $24.00 $26.00 $28.00 $30.00 $32.00 10/24/2006 11/3/2006 11/15/2006 11/27/2006 12/7/2006 12/19/2006 12/29/2006 0 500 1,000 1,500 2,000 2,500 3,000

Appendix Undercover valuation analysis Overview of the proposed WCAS transaction 5 1 1 2 5 3 18 P R O J E C T U N D E R C O V E R

Financial summary — Management Case no acquisitions Summary financial results and projections ($ millions) Source: Management Case projections (no acquisitions) Note: Results for 2006 onward include incremental stock compensation expense due to adoption of FAS 123, per Company management 1 2005 EPS does not include FAS 123 compensation expense; 2006E EPS includes approximately $0.12 FAS 123 compensation expense. Adjusting 2006E results for FAS 123 expense would result in adjusted 2006E EPS of $1.20, representing a 14.3% growth rate over 2005A 6 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S Year ended December 31, 2002A 2003A 2004A 2005A 2006E 2007E 2008E 2009E 2010E 2011E 2006 — 2011 CAGR Revenue $244 $311 $390 $475 $573 $622 $662 $705 $751 $800 6.9% % growth NA 27.4% 25.4% 21.9% 20.8% 8.5% 6.5% 6.5% 6.5% 6.5% Consol idated EBITDA (pre MI ) $74 $94 $116 $142 $164 $187 $200 $217 $235 $254 9.1% % margin 30.2% 30.4% 29.8% 30.0% 28.6% 30.1% 30.2% 30.7% 31.3% 31.7% Minority interest (15) (24) (31) (39) (55) (65) (70) (75) (82) (87) % growth NA 62. 2% 30.3% 24.1% 42.5% 17.9% 6.8% 8.3% 8.2% 6.3% Equity income 10 15 19 24 33 39 47 55 65 76 % growth NA 58.9% 23.4% 28.8% 38.2% 18.9% 18.0% 18.0% 18.0% 18.0% Corporate EBITDA (post MI ) $68 $86 $103 $127 $142 $1 62 $177 $196 $218 $244 11.4% Depreciation & amortization 19 23 27 31 35 39 41 43 45 48 % of sales 7.8% 7.3% 7.0% 6.6% 6.1% 6.3% 6.2% 6.1% 6.0% 6.0% EBIT $49 $63 $76 $96 $107 $122 $136 $153 $173 $196 1 2.9% % margin 20.2% 20.2% 19.5% 20.2% 18.6% 19.7% 20.5% 21.7% 23.0% 24.5% EPS 1 $0.43 $0.58 $0.74 $1.05 $1.08 $1.26 $1.45 $1.67 $1.92 $2.21 15.3% % growth NA 36.5% 26.9% 37.2% 3.2% 15.9% 15.6% 15.1% 15.0% 15.0% Capital expenditures $78 $66 $155 $92 $28 $30 $32 $34 $36 $39 % of revenue 32.1% 21.3% 39.8% 19.3% 4.8% 4.8% 4.8% 4.8% 4.8% 4.8%

Financial summary — Management Case with acquisitions Summary financial results and projections ($ millions) Source: Management Case projections (with acquisitions); assumes $60mm annual spending on acquisitions; assumes facilities are acquired for 7.5x EBITDA ($8mm incremental EBITDA annually) Note: Results for 2006 onward include incremental stock compensation expense due to adoption of FAS 123, per Company management 7 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S Year ended December 31, 2002A 2003A 2004A 2005A 2006E 2007E 2008E 2009E 2010E 2011E 2006 — 2011 CAGR Revenue $244 $311 $390 $475 $573 $648 $717 $790 $867 $948 10.6% % growth NA 27.4% 25.4% 21.9% 20.8% 13.1% 10.6% 10.1% 9.7% 9.4% Co nsolidated EBITDA (pre MI ) $74 $94 $116 $142 $164 $195 $217 $242 $271 $301 12.9% % margin 30.2% 30.4% 29.8% 30.0% 28.6% 30.1% 30.2% 30.7% 31.3% 31.7% Minority interest (15) (24) (31) (39) (55) (65) (70) (75) (82) (87) % growth N A 62.2% 30.3% 24.1% 42.5% 17.9% 6.8% 8.3% 8.2% 6.3% Equity income 10 15 19 24 33 39 47 55 65 76 % growth NA 58.9% 23.4% 28.8% 38.2% 18.9% 18.0% 18.0% 18.0% 18.0% Corporate EBITDA (post MI ) $68 $86 $103 $127 $14 2 $170 $193 $222 $254 $291 15.4% Depreciation & amortization 19 23 27 31 35 41 44 48 52 57 % of sales 7.8% 7.3% 7.0% 6.6% 6.1% 6.3% 6.2% 6.1% 6.0% 6.0% EBIT $49 $63 $76 $96 $107 $129 $149 $174 $202 $2 34 17.0% % margin 20.2% 20.2% 19.5% 20.2% 18.6% 19.9% 20.8% 22.0% 23.3% 24.7% EPS $0.43 $0.58 $0.74 $1.05 $1.08 $1.33 $1.58 $1.88 $2.21 $2.60 19.1% % growth NA 36.5% 26.9% 37.2% 3.2% 22.2% 19.6% 18.5% 17.8% 17.6% Capital expenditures $78 $66 $155 $92 $28 $30 $33 $37 $40 $44 % of revenue 32.1% 21.3% 39.8% 19.3% 4.8% 4.6% 4.6% 4.6% 4.6% 4.6% Additional acquisition capital expenditures -- -- -- -- -- $60 $60 $60 $60 $60 % of revenue -- -- - - -- -- 9.3% 8.4% 7.6% 6.9% 6.3% Total c apital expenditures $78 $66 $155 $92 $28 $90 $93 $97 $100 $104 % of revenue 32.1% 21.3% 39.8% 19.3% 4.8% 13.9% 13.0% 12.2% 11.6% 11.0%

Historical Undercover EBITDA and EBITDA margins1 Source: Capital IQ and Company filings 1 EBITDA is defined as Corporate EBITDA less equity in earnings of affiliates; reflects actual operating performance of consolidated facilities 2 Peer set includes: AmSurg, NovaMed and Symbion; 2002 includes only AmSurg EBITDA ($mm) EBITDA margin (%) Historical operating and growth statistics Total company same store revenue growth Undercover same store revenue growth (U.S. facilities only) Source: Company management 2 8 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S $74 $94 $116 $142 $164 30.2% 30.4% 29.8% 30.0% 28.6% $0 $40 $80 $120 $160 $200 2002 2003 2004 2005 2006 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 16.7% 8.7% 7.2% 3.6% 5.9% 3.4% 4.9% 12.9% 4.9% 9.6% 9.1% 5.4% 3.6% 2.7% 2.0% 0.1% 2002 2003 2004 2005 Q1 06 Q2 06 Q3 06 Oct 06- Nov 06 Volume Revenue/Case 22.0% 19.0% 19.0% 9.0% 4.0% 7.5% 8.3% 6.3% 2002 2003 2004 2005 Undercover Peers

Summary valuation analysis Equity value per share Current price as of 12/29/06 of $28.35 Note: Net debt of $391.6mm includes $347.5 of long and short term debt, $69.2mm of amount due to affiliates and $25.2mm of cash 1 $29.78 represents 1-year volume weighted average price (VWAP) 2 Assumes Corporate 2007E EBITDA-MI of $163mm; 2007E EPS of $1.27; and LTGR of 19.0% (financials reflect Wall Street median projections) 3 Assumes pro forma Corporate 2006E EBITDA-MI of $150mm, consisting of actual EBITDA-MI of $142mm, $6mm EBITDA adjustment to reflect full-year impact of 2006 acquisitions, and $2mm add-back for losses associated with 2006 de novo facilities (all per Management Case projections) 4 Based on a 5-year projection period, WACC of 11.0%, terminal perpetuity revenue growth rate of 4.0%—6.0%; DCF based on Management Case projections; valuation date of 12/31/06 5 Assumes $60mm annual spending on acquisitions; assumes facilities are acquired for 7.5x EBITDA ($8mm incremental EBITDA annually) 6 Based on a 5-year projection period; exit multiple up to 11.0x EBITDA; required IRR of 17.5%—22.5% Offer price: $31.05 52-week range1 Trading comparables 9.0x – 11.0x 2007E EBITDA-MI2 18.0x – 22.0x 2007E EPS2 1.0x – 1.2x 2007 PEG ratio2 Transaction comparables 10.0x – 12.0x 2006E PF EBITDA-MI3 Discounted Cash Flow Analysis4 Management Case (no acquisitions) Management Case (with acquisitions)5 Leveraged Buyout Analysis6 Management Case (no acquisitions) Management Case (with acquisitions)5 12/1/06 price: $25.36 Current price: $28.35 9 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S $39.25 $30.50 $32.75 $35.50 $23.00 $29.78 $30.25 $23.25 $28.00 $22.75 $29.00 $24.25 $24.00 $23.00 $23.75 $30.00 $27.00 $32.50 $29.00 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00

Analysis at various prices $ millions, except per share data Source: Company management and Company filings Note: Current market data as of 12/29/06 1 Net debt includes $347.5mm of long and short term debt, $69.2mm of amount due to affiliates and $25.2mm of cash 2 Based on Management Case projections 3 Assumes pro forma Corporate 2006E EBITDA-MI of $150mm, consisting of actual EBITDA-MI of $142mm, $6mm EBITDA adjustment to reflect full-year impact of 2006 acquisitions, and $2mm add-back for losses associated with 2006 de novo facilities (all per Management Case projections) 10 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S 12/1/06 Current Offer price $2 5 . 36 $2 8.35 $2 9 .00 $ 30.00 $31.0 5 $32.00 Implied premium to: Current price 12/29/06 $28.35 (10.5%) 0.0% 2.3% 5.8% 9.5% 12.9% Price on 12/1/06 $25.36 0.0% 11.8% 14.4% 18.3% 22.4% 26.2% 52 - week high $39.25 (35.4%) (27.8%) (26.1%) (23.6%) (20.9%) (18.5%) One month average $27.28 (7.0%) 3.9% 6.3% 10.0% 13.8% 17.3% 3 month average $25.82 (1.8%) 9.8% 12.3% 16.2% 20.3% 23.9% 6 month average $26.75 (5.2%) 6.0% 8.4% 12.2% 16.1% 19. 6% 1 year average $30.38 (16.5%) (6.7%) (4.6%) (1.3%) 2.2% 5.3% Diluted shares outstanding 46.2 46.4 46.4 46.5 46.5 46.6 Implied equity value $1,171.0 $1,314.4 $1,345.6 $1,393.7 $1,444.2 $1,489.9 Net debt 1 $391.6 $391.6 $ 391.6 $391.6 $391.6 $391.6 Firm value $1,562.6 $1,705.9 $1,737.2 $1,785.3 $1,835.8 $1,881.5 Implied FV/EBITDA - MI Data 2 2006E EBITDA - MI $141.9 11.0x 12.0x 12.2x 12.6x 12.9x 13.3x 2006E PF EBITDA - MI 3 $150.0 10.4x 11.4x 11.6x 11.9x 12.2x 12.5x 2007E EBITDA - MI $161.5 9.7x 10.6x 10.8x 11.1x 11.4x 11.6x Implied P/E 2006E EPS $1.08 23.4x 26.2x 26.8x 27.7x 28.6x 29.5x 2007E EPS $1.26 20.2x 22.6x 23.1x 23.9x 24.7x 25.5x

2007E FV/EBITDA-MI ($ millions) 2007E P/E Trading multiples analysis Source: Wall Street equity research reports Note: All estimates have been calendarized to 12/31 fiscal year-end; stock prices as of 12/29/06; equity value based on fully diluted shares outstanding using the treasury stock method; Undercover figures based on consensus estimates 2007E EBITDA-MI %: 2007E EBITDA-MI: HMA 18.6% $801 THC 9.4% $867 MDTH 9.5% $77 UHS 10.6% $469 LPNT 18.0% $492 TRI 12.4% $766 AMSG 20.4% $106 Current 12/29/06 26.1% $161 CYH 14.6% $726 12/1/06 NOVA $23 17.5% SMBI 16.5% $55 Current 12/29/06 TRI LPNT UHS MDTH CYH HMA NOVA SMBI AMSG THC 12/1/06 NM ASCs Median = 19.9x Hospitals Median = 15.7x 2007E PEG Current 12/29/06 12/1/06 NM ASCs Median = 1.08x Hospitals Median = 1.10x Market Cap Current 12/29/06 TRI LPNT UHS MDTH CYH HMA NOVA SMBI AMSG THC 12/1/06 ASCs Hospitals LTGR: 19.0% NOVA 27.5% SMBI 15.0% AMSG 15.0% MDTH 22.5% UHS 12.0% CYH 15.0% HMA 13.0% TRI 14.0% LPNT 14.0% THC 12.0% Undercover Undercover Undercover Undercover Undercover at Transaction: 11.3x Undercover at Transaction: 1.28x Undercover at Transaction: 24.4x 11 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S 11.0x 8.4x 8.0x 7.9x 7.4x 7.4x 6.8x 10.5x 9.7x 9.0x 7.7x 9.5x 21.6x 18.5x 15.9x 15.6x 14.6x 12.8x 22.3x 20.0x 19.9x 16.2x 26.3x 1.33x 1.22x 1.17x 1.04x 1.04x 0.91x 1.17x 1.05x 1.08x 0.79x 1.54x $704 $3,753 $5,115 $206 $410 $1,171 $1,314 $593 $1,958 $3,017 $3,285 $3,549

Analyst coverage ($ millions except per share data) Source: Equity research 1 Citigroup has discontinued coverage 2 Excludes non-recurring items; inclusive of non-recurring items, 2006E is projected by the Company to be $1.13 Analyst commentary “While Undercover’s SS revenue growth guidance of 6%-9% seems reasonable, the company’s newly-established 2007 EPS guidance came in a bit light at $1.24-$1.28We believe management is taking a much more conservative approach to guidance, but we emphasize that its outlook is not underscored by new risks or deteriorating trends.” -10/26/06, Deutsche Bank Recent analyst commentary “Undercover has been successful at securing hospital joint venture partners for several of its recently acquired Surgis facilities, which should help drive volume and counter pricing pressure at those centers down the road. In addition, the Surgis acquisition should become more accretive next year, when the company finally shuts down its Nashville operations.” -10/25/06, Wachovia “We believe the ambulatory surgery center industry is facing obstacles given increased competition from community hospitals and pressure from commercial and government payors after a period of solid growth. As a result, we believe the near-term challenges will lead to increased consolidation in the industry.” -10/26/06, Leerink Swan “We continue to like the long-term investment merits of Undercover and believe its hospital-JV model is one of the strongest in the health care facilities space.” -10/26/06, William Blair 12 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S Current EBITDA - MI EPS Date Firm name Lead analyst Rating Target 2006E 2007E 2006E 2007E 11/16/06 Citigroup Oksanna Butler Buy $35 .00 1 NA NA $1.10 $1.49 10/27/06 S t i fel Nicolaus Jerry Doctrow Hold NA $139.5 $161.8 1.08 1.28 10/27/06 Ryan Bec k Robert Mains Buy 30 .00 14 2 . 4 16 8 . 8 1.07 1.28 10/26/06 JPMorgan Andreas Dirnagl Hold NA 141.1 169.1 1.11 1.32 10/26/06 Leerink Swann Ann Hynes Hold NA 141.8 164.0 1.12 1.27 10/26/06 William Blair Ryan Daniels Hold NA 140.3 157.1 1.12 1.26 10/26/06 Credit Suisse Glen Santangelo Hold 28 .00 140.8 165.3 1.10 1.25 10/26/06 Deutsche Bank Darren Lehrich Buy 30 .00 140.8 158.5 1.12 1.30 10/26/06 Stern Agee Anne Barlow Hold 25 .00 141.8 165.2 1.09 1.23 10/26/06 Jefferies Arthur Henders on Buy 27.50 141.7 161.7 1.07 1.27 10/26/06 SG Cowen Kemp Dolliver Hold NA 141.0 158.2 1.11 1.25 10/25/06 Goldman Sachs Christopher McFadden Hold 24 .00 142.2 169.5 1.12 1.26 10/25/06 Wachovia William Bonello Buy NA 142.0 161.5 1.12 1.27 Median $2 8 .00 $14 1 . 4 $16 2 . 9 $1.11 $1.27 Management Case projections -- $141.9 $161.5 $1.08 2 $1.26

Facility-based healthcare services transaction comparables Select facility-based transactions — Firm value / LTM EBITDA Target Acquiror Announcement Date: Firm Value: 08/04 $1.7bn Province Healthcare Lifepoint Hospitals 03/05 $565mm Ardent Psychiatric Solutions Inc. 01/06 $200mm Surgis, Inc. Undercover 05/04 $1.4bn IASIS Healthcare Texas Pacific Group 03/06 $778mm The Mentor Network Vestar Capital Partners 10/04 $2.2bn Select Medical Welsh, Carson, Anderson& Stowe 07/06 $33.1bn HCA KKR, Bain, Merrill Lynch 07/04 $1.8bn Vanguard Health Systems The Blackstone Group Source: Company filings and equity research ¹ Includes cost synergies for Undercover / Surgis, Inc. of $5.0mm 2 Assumes pro forma Corporate 2006E EBITDA-MI of $150mm, consisting of $142mm actual EBITDA-MI, $6mm EBITDA adjustment to reflect full-year impact of 2006 acquisitions, and $2mm add-back for losses associated with 2006 de novo facilities; transaction multiple is 12.9x based on actual 2006E EBITDA-MI of $142mm (per Management Case projections) $200mm 01/06 Surgis, Inc. Undercover (with synergies)1 10/00 $2.3bn Quorum Triad 10/05 $720mm CRC Health Bain Capital Hospitals median= 8.6x Facility-based median= 10.2x 12/04 $3.1bn Gambro DaVita 05/05 $3.8bn Renal Care Group Fresenius 07/05 $552mm LifeCare Carlyle ASCs Undercover at Transaction: 12.2x2 13 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S 10.5x 12.1x 8.2x 7.1x 14.2x 9.5x 8.0x 10.2x 8.6x 11.5x 10.2x 11.3x 7.7x 11.2x

Discounted cash flow valuation — Management Case no acquisitions $ millions, except per share data Source: Management Case projections (no acquisitions) Note: Valuation as of 12/31/06; net debt includes $347.5mm of long and short term debt, $69.2mm of amount due to affiliates and $25.2mm of cash (all per Company management) Firm value Equity value per share Implied EBITDA-MI exit multiple 14 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S Terminal growth rate % 4.0% 5.0% 6.0% 10.5% $1,561 $1,794 $2,130 11.0% $1,451 $1,646 $1,919 WACC 11.5% $1,355 $1,521 $1,747 Terminal growth rate % 4.0% 5.0% 6.0% 10.5% 7.9x 9.5x 11.8x 11.0% 7.4x 8.7x 10.6x WACC 11.5% 6.9x 8.1x 9.7x Terminal growth rate % 4.0% 5.0% 6.0% 10.5% $25.33 $30.18 $37.16 11.0% $23.02 $27.11 $32.79 WACC 11.5% $21.01 $24.49 $29.21

Discounted cash flow valuation — Management Case with acquisitions $ millions, except per share data Source: Management Case projections (with acquisitions); assumes $60mm annual spending on acquisitions; assumes facilities are acquired for 7.5x EBITDA ($8mm incremental EBITDA annually) Note: Valuation as of 12/31/06; net debt includes $347.5mm of long and short term debt, $69.2mm of amount due to affiliates and $25.2mm of cash (all per Company management) Firm value Equity value per share Implied EBITDA-MI exit multiple 15 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S 2006E 2007E 2008E 2009E 2010E 2011E Terminal Period 2006 — 2011 CAGR Net revenues $573.3 $648.3 $717.0 $789.6 $866.6 $948.1 $9 9 5.5 10.6% -- 13.1% 10.6% 10.1% 9.7% 9.4% 5.0 % EBITDA (post minority interest) $141.9 $1 69.5 $193.4 $221.9 $254.2 $290.5 $ 30 5.0 15.4% 24.8% 26.1% 27.0% 28.1% 29.3% 30.6% 30.6 % EBIT $106.7 $128.7 $149.1 $173.7 $201.8 $233.9 $ 24 5.6 17.0% 18.6% 19.9% 20.8% 22.0% 23.3% 24.7% 24.7% Less: T axes $38.1 $52.7 $59.6 $69.5 $80.7 $93.6 $9 8.2 35.7% 40.9% 40.0% 40.0% 40.0% 40.0% 40.0% Tax effected EBIT $68.7 $76.1 $89.4 $104.2 $121.1 $140.3 $14 7.3 15.4% Add: D&A $35.2 $40.8 $44.3 $48.3 $52.4 $56. 6 $59.5 Less: Capex (2 7 . 7 ) (90.0) (93.2) (96.5) (100.1) (103.9) (59.5) Less: (Inc) in NWI 0.0 (2.1) (2.0) (2.0) (2.0) (2.0) (2.0) Less: CF prior to 12/31/06 (7 6 . 2 ) Free cash flow $0.0 $24.8 $38.6 $53.9 $71.3 $91.1 Terminal growth rate % 4.0% 5.0% 6.0% 10.5% $1,615 $1,893 $2,296 11.0% $1,485 $1,719 $2,046 WACC 11.5% $1,373 $1,572 $1,843 Terminal growth rate % 4.0% 5.0% 6.0% 10.5% 8.0x 9.6x 11.8x 11.0% 7.4x 8.8x 10.7x WACC 11.5% 6.9x 8.1x 9.7x Terminal growth rate % 4.0% 5.0% 6.0% 10.5% $26.46 $32.25 $40.62 11.0% $23.74 $28.63 $35.43 WACC 11.5% $21.39 $25.56 $31.20 % taxes % margin % margin % growth

LBO sensitivity analysis — Management Case no acquisitions 5-year IRR return sensitivities (Exit 12/31/11) 5-year cash multiple return sensitivities (Exit 12/31/11) Source: Management Case projections (no acquisitions) Note: Net debt includes $347.5mm of long and short term debt, $69.2mm of amount due to affiliates and $25.2mm of cash; assumes constant cash balance from transaction date; assumes identical LBO capital structure to current WCAS proposal (all per Company management) 1 Based on 12/29/06 price of $28.35 16 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S Purchase price Purchase price $28.00 $29.0 0 $30.00 $31.0 5 $32.00 % premium 1 (1.2%) 2.3% 5.8% 9. 5% 12.9% Implied multiple 11.9x 12.2x 12.6x 12.9x 13.2x 9 . 0 x 1.9x 1.8x 1.7x 1.6x 1.5x 1 0 . 0 x 2.2x 2.1x 2.0x 1.9x 1.8x 1 1 . 0 x 2.6x 2.4x 2.3x 2.1x 2.0x Exit multiple (FV/EBITDA - MI ) 12.0x 2.9x 2.7x 2.5x 2.4x 2.3x Purchase price Purchase price $28.00 $29.0 0 $30.00 $31.05 $32.00 % premium 1 (1.2%) 2.3% 5.8% 9. 5% 12.9% Implied multiple 11.9x 12.2x 12.6x 12.9x 13.2x 9 . 0 x 13.8% 12.3% 10.9% 9.6% 8.5% 1 0 . 0 x 17.5% 15.9% 14.5% 13.2% 1 2.0% 1 1 . 0 x 20.7% 19.2% 17.7% 16.3% 15.1% Exit multiple (FV/EBITDA - MI ) 12.0x 23.7% 22.1% 20.6% 19.2% 17.9%

LBO sensitivity analysis — Management Case with acquisitions 5-year IRR return sensitivities (Exit 12/31/11) 5-year cash multiple return sensitivities (Exit 12/31/11) Source: Management Case projections (with acquisitions); assumes $60mm annual spending on acquisitions; assumes facilities are acquired for 7.5x EBITDA ($8mm incremental EBITDA annually) Note: Net debt includes $347.5mm of long and short term debt, $69.2mm of amount due to affiliates and $25.2mm of cash; assumes constant cash balance from transaction date; assumes identical LBO capital structure to current WCAS proposal (all per Company management) 1 Based on 12/29/06 price of $28.35 17 U N D E R C O V E R   V A L U A T I O N   A N A L Y S I S Purchase price Purchase price $28.00 $29.0 0 $30.00 $31.0 5 $32.00 % premium 1 (1.2%) 2.3% 5.8% 9. 5% 12.9% Implied multiple 11.9x 12.2x 12.6x 12.9x 13.2x 9 . 0 x 2.1x 2.0x 1.9x 1.8x 1.7x 1 0 . 0 x 2.5x 2.4x 2.2x 2.1x 2.0x 1 1 . 0 x 2.9x 2.7x 2.6x 2.4x 2.3x Exit multiple (FV/EBITDA - MI ) 12.0x 3.3x 3.1x 2.9x 2.7x 2.6x Purchase price Purchase price $28.00 $29.0 0 $30.00 $31.05 $32.00 % premium 1 (1.2%) 2.3% 5.8% 9.5% 12.9% Implied multiple 11.9x 12.2x 12.6x 12.9x 13.2x 9 . 0 x 16.5% 14.9% 13.5% 12.1% 11.0% 1 0 . 0 x 20.4% 18.9% 17.4% 16.0% 14.8% 1 1 . 0 x 23.9% 22.3% 20.8% 19.3% 18.1% Exit multiple (FV/EBITDA - MI ) 12.0x 27.1% 25.4% 23.9% 22.4% 21.1%

Appendix Undercover valuation analysis Overview of the proposed WCAS transaction 18 Background materials Undercover forecast assumptions Backup valuation materials Other materials 1 1 2 5 3 18 P R O J E C T   U N D E R C O V E R

Stock price performance and key events, current stock price at $28.35 Source: PowerData as of 12/29/06, company press releases Undercover stock price performance since IPO 3/1/02 – Announces JV with Memorial Hermann Healthcare System near Houston 5/27/02 – Announces JV with Northside Hospital and Northside Hospital-Cherokee in Atlanta 9/22/02 – Announces $100mm public offering 10/2/02 – Announces pricing of follow-on offering 2/26/04 – Names William H. Wilcox CEO 7/29/04 – Announces creation of Spanish JV 4/19/06 – Completes acquisition of Surgis 6/08/01 - IPO of 9mm shares; total offering amount of $126mm; priced at $14 per share 10/25/06 - Announces Q3 EPS of $0.27 vs. $0.26 year prior and $0.29 consensus; updated guidance on same facility net revenue growth to be in the 6-9% range 12/1/06 - Last trading day before Special Committee meetings with potential financial advisors; price at $25.36 1/10/06 - Announces agreement to acquire nine surgical centers in the St. Louis area 1/30/06 - Announces agreement to acquire Surgis 7/27/06 – Announces Q2 EPS of $0.29 versus $0.28 year prior and $0.28 consensus; announced lower than expected same store revenue of 3.5% 19 A P P E N D I X $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 Jun-2001 Jul-2002 Aug-2003 Oct-2004 Nov-2005 Dec-2006

Stock price performance Source: PowerData; as of 12/29/06 ASC index includes: AmSurg, NovaMed and Symbion Hospital index includes: Community Health, Health Management Associates, LifePoint, MedCath, Tenet Healthcare, Triad and Universal Health Services 1 Represents last day prior to the Special Committee meeting with potential financial advisors 2 Undercover priced its IPO on 6/8/01 Relative stock price performance 20 A P P E N D I X 0% 50% 100% 150% 200% 250% 300% 350% 400% Jun-2001 Jul-2002 Aug-2003 Oct-2004 Nov-2005 Dec-2006 Undercover ASC index Hospital index S&P 500 Returns Undercover ASC index Hospital index Since 12/1 /06 1 11.8% 7.7% 2.0% One month 11.4% 8.0% 1.4% Three month 14.2% (1.1%) (5.0%) Six month (5.7%) 2.5% 10.0% 1 year (11.8%) 0.5% 6.2% 2 year (0.1%) (5.0%) 8.3% 3 year 24.7% 36.1% 17.7% Since IPO 2 143.0% 117.7% 12.0%

Shares traded analysis Last 2 years Last 3 months Last 1 year Total volume traded (mm) 226.0 % of shares out 506.6% ADTV 450,583 Weighted average price $31.24 Total volume traded (mm) 29.8 % of shares out 66.8% ADTV 489,045 Weighted average price $25.48 Total volume traded (mm) 118.0 % of shares out 264.6% ADTV 474,371 Weighted average price $29.78 Source: PowerData as of 12/29/06 Note: Based on 44.6mm basic shares outstanding Last 6 months Total volume traded (mm) 63.3 % of shares out 141.9% ADTV 510,281 Weighted average price $26.13 Current price (12/29/06): $28.35 Current price (12/29/06): $28.35 Current price (12/29/06): $28.35 Current price (12/29/06): $28.35 21 A P P E N D I X 26.9% 31.9% 33.8% 7.4% $23.00-$28.00 $28.00-$33.00 $33.00-$38.00 $38.00-$43.00 24.7% 45.4% 24.1% 5.7% $23.00-$28.00 $28.00-$33.00 $33.00-$38.00 $38.00-$43.00 46.1% 32.7% 16.9% 4.3% $23.00-$25.25 $25.25-$27.50 $27.50-$29.75 $29.75-$32.00 55.3% 1.4% 14.5% 28.8% $23.00-$25.00 $25.00-$27.00 $27.00-$29.00 $29.00-$31.00

Forward P/E multiples FV/LTM EBITDA multiples Historical trading multiples Source: Factset data as of December 2006 ASC index includes: AmSurg, NovaMed and Symbion Hospital index includes: Community Health, Health Management Associates, LifePoint, MedCath, Tenet Healthcare, Triad and Universal Health Services Dec-06 Dec-06 22 A P P E N D I X 0.0x 20.0x 40.0x 60.0x Jan-03 Jan-04 Jan-05 Jan-06 Undercover ASC Hospitals 0.0x 6.0x 12.0x 18.0x 24.0x Jan-03 Jan-04 Jan-05 Jan-06 Undercover ASC Median Undercover ASC Hospitals Current 2 2.3 x 1 9 . 9 x 15.7x On 12/1/06 20. 0 x 1 9 . 0 x 15.5x 1 year 24.2x 22.3x 15.4x 2 year 29.0x 24.0x 15.7x Since 1/1/03 26.4x 22.5x 15.5x Median Undercover ASC Current 1 2.1 x 10 . 1 x On 12/1/06 11.0x 9. 6 x 1 year 12.5x 11.5x 2 year 13.5x 12.4x Since 1/1/03 13.3x 11.4x

EPS estimates over time Historical EPS Undercover historical forward EPS estimates Source: Factset. Data as of 12/29/06 Note: Fiscal year-end December 31 1 Excludes non-recurring items; inclusive of non-recurring items, Management Case 2006E EPS is projected by the Company to be $1.13 $0.79 $0.76 (Actual $0.74) $1.13 $1.05 (Actual $1.05) $1.26 $1.48 $1.27 (Mgmt Case = $1.26) $1.11 (Mgmt Case = $1.081) 12/06 23 A P P E N D I X $0.00 $0.40 $0.80 $1.20 $1.60 01/03 09/03 05/04 01/05 09/05 05/06 2007 2006 2005 2004

Appendix Undercover valuation analysis Overview of the proposed WCAS transaction 24 Background materials Undercover forecast assumptions Backup valuation materials Other materials 1 1 2 5 3 18 P R O J E C T   U N D E R C O V E R

Review of Management Case forecast (no acquisitions) P&L Category Commentary Source: Management Case projections (no acquisitions) 25 A P P E N D I X Net patient revenue n Growth projected at 7.7% in 2007 and 6.5% in 2008 – 2011, consisting of: n Strong volume growth in - line with recent trends (approximately 5.0% – 5.5% ) n Moderate pricing growth in - line with recent trends (approximately 1.0% - 1.5%) Manage ment fee revenue n Projected at a constant 11.8% of net patient revenue n Maintains correlation to net patient revenue performance n In - line with historical trends Facility operating expenses n Projected to be 62.4% of sales in 2007 and 2008 n 40bps annual improve ment forecasted from 2009 – 2011 due to gains in operating efficiency Corporate G&A n Projected to be 7.5% of sales in 2007, decreasing to 7.1% of sales by 20 1 1 n 10bps annual improvement forecasted from 2007 – 2011 due to increased corporate resource levera ge Minority interest n Projected to be approximately 34. 0% - 35.0% of consolidated EBITDA , in - line with 2006 levels Equity income in affiliates n Projected to grow slightly above net income growth rate (approximately 18.0%) n Driven in large part by de novo growth Depreciation & amortization n Projected to be 6.3% of sales in 2007, decreasing to 6.0% of sales by 2011 n In - line with historical trends Maintenance c apital expenditures n Projected to be $30 million in 2007, which implies 4.8% of sales n 2008 – 2011 c apital expenditures forecasted at constant 4.8% of sales Change in net working capital n Projected to be $2 million use of cash in 2007, remaining constant through 2011 n In - line with historical trends when adjusted for non - recurring events

Acquisition capital expenditure assumptions Summary financial projections ($ millions) Note: Assumes 7.5x EBITDA purchase multiple and Management Case net patient revenue growth on acquisitions after 1st year 26 A P P E N D I X Year ended December 31, 2007E 2008E 2009E 2010E 2011E Acquisition Capital expenditures $60 $60 $60 $60 $60 Implied EBITDA $8 $8 $8 $8 $8 Constant EBITDA margin 30.1% 30.2% 30.7% 31.3% 31.7% Implied acquisition revenue $27 $26 $26 $26 $25 2007 Revenues $ 27 $ 28 $ 30 $ 32 $ 34 2008 Revenues 0 26 28 30 32 2009 Revenues 0 0 26 28 30 2010 Revenues 0 0 0 26 27 2011 Revenues 0 0 0 0 25 Cumulative revenue effect $27 $55 $84 $115 $148 Cumulative EBITDA effe ct $8 $17 $26 $36 $47

Appendix Undercover valuation analysis Overview of the proposed WCAS transaction 27 Background materials Undercover forecast assumptions Backup valuation materials Other materials 1 1 2 5 3 18 P R O J E C T   U N D E R C O V E R

Trading comparables ($ millions except share price data) Source: Company filings, equity research and IBES estimates Note: All multiples calendarized to December 31 year end; Company figures represent Wall Street median projections ¹ Firm value and EBITDA post minority interest Trading comparables analysis 28 A P P E N D I X 1 2/ 2 9 /06 % of 52 - wk Market Firm Firm value/EBITDA - MI ¹ P/E price high cap. value 2006E 2007E 2006E 2007E LTGR 2007 PEG Tenet Healthcare $6.97 75.2% $3,285 $7,258 10. 9 x 8. 4 x NM NM 12.0% NM Health Management Associates 21.11 88.0% 5,115 6,374 8.8 8.0 17 .0x 15. 9 x 13.0% 1.22x Community Health 36.52 91.4% 3,549 5,350 8.4 7.4 16.6 15.6 15.0% 1.04 Triad 41.83 91.6% 3,753 5,195 7 .5 6.8 16.7 14.6 14.0% 1.04 LifePoint Hospitals 33.70 90.6% 1,958 3,896 8.7 7.9 14.2 12.8 14.0% 0.91 UHS 55.43 91.6% 3,017 3,470 8.1 7.4 20.9 18.5 12.0% 1.54 Med C ath 27.36 83.2% 593 725 9.6 9.5 34.3 26.3 22.5% 1.17 Mean 86.4% 8.9x 7.9 x 20.0 x 17. 3 x 14.6% 1.15x Hospitals Median 86.5% 8. 7 x 7.9 x 16. 9 x 15.7x 14.0% 1.1 0 x U ndercover - current $2 8 . 35 70.4% $1, 314 $1, 706 12.1 x 10. 5 x 2 5 .5 x 2 2.3 x 19.0% 1.1 7 x U ndercover - 12/1/06 $25.36 62.9% $1,171 $1,563 11.0x 9.7x 23.1x 20.0x 19.0% 1.05x AmSurg $23.00 85.2% $704 $819 8.7x 7.7x 18.4x 16.2x 15.0% 1.0 8 x Symbion 18.51 72.9% 410 496 10.1 9.0 21 .8 19.9 1 5.0% 1. 33 NovaMed 7.57 86.6% 206 256 16.4 11.0 30.3 21.6 27.5% 0.7 9 Mean 81.6% 11. 7 x 9. 2 x 2 3.5 x 1 9.2 x 19.2% 1.06 x ASCs Median 8 5.2% 10. 1 x 9.0 x 21. 8 x 19. 9 x 1 5.0% 1.0 8 x Blended mean 8 5.6% 9.7x 8.3x 2 1.1 x 17. 9 x 16. 0% 1. 12 x Blended median 8 7.3% 8. 7 x 7. 9 x 18. 4 x 1 6.2 x 14.5% 1.0 8 x

LBO analysis — Management Case no acquisitions (7.4x 2006E EBITDA-MI leverage) Sources and uses ($ millions) Entry & Exit transaction overview ($ millions) Financial summary and credit ratios ($ millions) Source: Management Case projections (no acquisitions) Note: Net debt includes $347.5mm of long and short term debt, $69.2mm of amount due to affiliates and $25.2mm of cash; assumes constant cash balance from transaction date; assumes similar LBO capital structure to current WCAS proposal 29 A P P E N D I X 2006PF 2007E 2008E 2009E 2010E 2011E Revenue $573 $622 $662 $705 $751 $800 % growth NM 8.5% 6.5% 6.5% 6.5% 6.5% EBITDA - MI 142 162 177 196 218 244 % margin 24.8% 26.0% 26.7% 27.8% 29.0% 30.4% EBIT 120 133 150 170 193 % margin 19.3% 20.1% 21.3% 22.6% 24.1% Interest exp., net 92 89 87 83 78 Other 1 1 1 1 1 EBT 27 43 62 86 114 Taxes 11 17 25 34 45 Net income $16 $26 $37 $51 $68 39 41 43 45 48 3 3 3 3 3 Inc(De c)in NWC (2) (2) (2) (2) (2) Maint c apex (30) (32) (34) (36) (39) Acq c apex 0 0 0 0 0 Free cash flow $26 $35 $47 $61 $78 Cumulative paydown $26 $61 $108 $170 $248 Debt balance Term Loan $465 $439 $404 $357 $295 $217 Senior Sub Notes 580 580 580 580 580 580 Total debt $1,045 $1,019 $984 $936 $875 $797 25 25 25 25 25 25 Net debt $1,020 $994 $958 $911 $850 $772 Credit r atios 200 6PF 2007E 2008E 2009E 2010E 2011E Debt/EBITDA - MI 7.4x 6.3x 5.6x 4.8x 4.0x 3.3x EBITDA - MI/interest 1.5x 1.7x 2.0x 2.2x 2.6x 3.1x (E BITDA - MI - capex)/int. 1.2x 1.4x 1.6x 1.8x 2.2x 2.6x Entry t ransaction date: 12/31/06 Offer premium to 12/1/06 price 22. 4 % Offer price $ 31.0 5 Implied equity offer value $1, 44 4 Plus: net debt 392 Implied firm value $1, 83 6 Implied multiple of 2006E EBITDA - MI 12. 9 x Sources x 20 0 6 E EBITDA - MI % cap Amount Balance sheet cash $0 Term Loan 3.28x 24.5% 465 Senior unsecured 3.38x 25.3% 480 Rollover cap leases & other 0.70x 5.3% 100 Total debt 7.36x 55.1% $1,045 Equity 44.9% 85 3 Total capitalization 100. 0% $1,8 9 8 Total sources $1,8 9 8 Uses Equity purchase price $1, 44 4 Refinance existing debt 317 Rollover capital leases & other 100 Fees and expenses 37 Total uses $1,8 9 8 Exit t ransaction date 12/31/11 Assumed exit multiple 10.0x 2011E EBITDA - MI 244 Implied firm value $2,435 Less: Net debt (772) Less: 5% mgmt promote (83) Implied equity value $1,580 IRR 1 3. 1 % Less: cash Less: Less: Less: Plus: Deferred fin fees Plus: D&A

LBO analysis — Management Case with acquisitions (7.4x 2006E EBITDA-MI leverage) Sources and uses ($ millions) Entry & Exit transaction overview ($ millions) Financial summary and credit ratios ($ millions) Source: Management Case projections (with acquisitions) Note: Net debt includes $347.5mm of long and short term debt, $69.2mm of amount due to affiliates and $25.2mm of cash; assumes constant cash balance from transaction date; assumes similar LBO capital structure to current WCAS proposal 30 A P P E N D I X 2006PF 2007E 2008E 2009E 2010E 2011E Revenue $573 $648 $717 $790 $867 $948 % growth NM 13.1% 10.6% 10.1% 9.7% 9.4% EBITDA - MI 142 170 193 222 254 291 % margin 24.8% 26.1% 27.0% 28.1% 29.3% 30.6% EBIT 126 146 171 19 9 231 % margin 19.4% 20.4% 21.7% 23.0% 24.4% Interest exp., net 94 95 96 96 95 Other 1 1 1 1 1 EBT 31 50 74 102 135 Taxes 13 20 30 41 54 Net income $19 $30 $44 $61 $81 41 44 48 52 57 3 3 3 3 3 Inc(De c)in NWC (2) (2) (2) (2) (2) Maint c apex (30) (33) (37) (40) (44) Acq c apex (60) (60) (60) (60) (60) Free cash flow ($30) ($18) ($3) $14 $35 Cumulative paydown ($30) ($48) ($51) ($37) ($3) Debt balance Term Loan $465 $495 $513 $516 $502 $468 Senior Sub Notes 580 580 580 580 580 580 Total debt $1,045 $1,075 $1,093 $1,096 $1,082 $1, 047 25 25 25 25 25 25 Net debt $1,020 $1,050 $1,068 $1,071 $1,057 $1,022 Credit r atios 200 6PF 2007E 2008E 2009E 2010E 2011E Debt/EBITDA - MI 7.4x 6.3x 5.6x 4.9x 4.3x 3.6x EBITDA - MI/interest 1.5 x 1.8x 2.0x 2.3x 2.6x 3.0x (EBITDA - MI - capex)/int. 1.2x 0.8x 1.0x 1.3x 1.6x 1.9x Entry t ransaction date: 12/31/06 Offer premium to 12/1/06 price 22. 4 % Offer price $ 31.0 5 Implied equity offer value $1, 44 4 Plus: net debt 392 Implied firm value $1, 83 6 Implied multiple of 2006E EBITDA - MI 12. 9 x Sources x 20 0 6 E EBITDA - MI % cap Amount Balance sheet cash $0 Term Loan 3.28x 24.5% 465 Senior unsecured 3.38x 25.3% 480 Rollover cap leases & other 0.70x 5.3% 100 Total debt 7.36x 55.1% $1,045 Equity 44.9% 85 3 Total capitalization 100. 0% $1,8 9 8 Total sources $1,8 9 8 Uses Equity purchase price $1, 444 Refinance existing debt 317 Rollover capital leases & other 100 Fees and expenses 37 Total uses $1,8 9 8 Exit t ransaction date 12/31/11 Assumed exit multiple 10.0x 2011E EBITDA - MI 2 91 Implied firm value $2, 905 Less: Net debt (1,022) Less: 5% mgmt promote (94) Implied equity value $1, 789 IRR 1 6.0 % Less: cash Less: Less: Less: Plus: Deferred fin fees Plus: D&A

Overview of recapitalization Repurchase overview—5.0x leverage case Source & Uses—5.0x leverage case $ in millions, except per share data Note: EPS impact based on Wall Street median projections; assumes no paydown on debt raised to repurchase equity 1 Assumes term loan pricing of LIBOR + 250bps (7.1% in 2007); assumes shares are repurchased at a 10% premium to current stock price of $28.35 31 A P P E N D I X 4.5x leverage c ase 5.0x leverage c ase Total buyback $215.3 $286.0 Pro forma impact Total pro forma debt 637.0 707.8 Total debt/2006E EBITDA 4.5x 5.0x EPS impact 1 2007E pre - repurchase $1.27 $1.27 2007E pro forma $1.25 $1.25 $ ac cretion/(dilution) ($0.02) ($0.02) % accretion/(dilution) (1.3%) (1.6%) Valuation Pro forma 2007E EPS $1.25 $1.25 Multiple range 18.0x — 23.0x 18.0x — 23.0x Valuation range $22.56 — $28.83 $22.49 — $28.74 Share price for repurchase $31.19 Premium to current price 10.0% Total shares repurchased (mm) 9.2 % of current diluted shares repurchased 19.8% Total cost of share repurchase 286.0 Plus: current debt outstanding 416.8 Plus: estimated fees 5.0 Total debt post - repurchase 707.8 LTM EBITDA - MI 141.6 Leverage multiple 5.0x Sources Term loan $29 0.0 Cash from balance sheet 1.0 Total sources $29 1.0 Uses Repurchase equity $28 6.0 Refinance existing debt 0.0 Fees/Expenses 5.0 Total Uses $29 1.0

Undercover WACC analysis Capital asset pricing model (CAPM) 11.64% = 4.58% + (1.50 x 4.71%) Cost of equity 4.80% = 8.00% x (1—0.40) 10.62% = 11.64% x 85.0% + 4.80% x 15.0% Risk free rate1 Risk factor2 Equity risk premium3 Cost of debt after tax Marginal cost of term debt Marginal tax rate Cost of debt Share of debt4 Share of equity4 Cost of equity WACC Weighted average cost of capital Cost of equity Cost of debt 1 10 year treasury rate as of 12/15/06 2 Based on JPMorgan M&A research estimates 3 Based on JPMorgan M&A research dividend discount model 4 Based on JPMorgan estimation for optimal capital structure Weighted average cost of capital sensitivity 32 A P P E N D I X Risk factor 1.40 1.50 1.60 1.70 10.0% 10.5% 11.0% 11.4% 11.8% 15.0% 10.2% 10.6% 11.0% 11.4% Share of debt 20.0% 9.9% 10.3% 10.7% 11.0%

Appendix Undercover valuation analysis Overview of the proposed WCAS transaction 33 Background materials Undercover forecast assumptions Backup valuation materials Other materials 1 1 2 5 3 18 P R O J E C T   U N D E R C O V E R

Undercover current ownership profile Source: Thomson Financial, as of latest filings Recent top 10 buyers & sellers (shares) Top 30 institutional holders (excludes index funds) Fidelity (GARP) Lord, Abbett (Income Value) Schroder I.M. (GARP) T. Rowe Price (GARP) Hoover I.M. (GARP) Brant Point Capital (Hedge Fund) Cooper Hill (Hedge Fund) Honeywell International (Income Value) Kennedy Capital (GARP) Columbia Wanger A.M. (Growth) Neuberger Berman (GARP) Sentinel A.M. (Core Value) Janus Capital (Aggressive Growth) Roxbury Capital (Core Growth) Tygh Capital (Aggressive Growth) William Blair (Growth) Federated Investors (Core Value) Franklin Advisers (Income Value) Century Capital (GARP) AllianceBernstein (Core Growth) Style & concentration (includes index funds) Style of Holders Concentration Growth 28% Value 13% GARP 40% Specialty 1% Index 11% Hedge Fund 2% Income 5% 34 A P P E N D I X Institution Style # of shares Holdings ($mm) % of Mkt cap Change from prev. filings Fidelity GARP 5,794,811 $ 147.5 13.0% 5,754,923 Wasatch GARP 5,709,105 145.3 12.8 - 140,904 Baron Capital Growth 4,053,150 103.2 9.1 11,840 T. Rowe Price GARP 3,211, 800 81.7 7.2 442,350 Columbia Wanger A.M. Growth 2,215,250 56.4 5.0 208,000 Lord, Abbett Income Value 2,112,410 53.8 4.7 833,497 Federated Investors Core Value 2,059,874 52.4 4.6 - 664,200 Artisan Partners Growth 1,164,800 29.6 2.6 - 223,500 Kalmar Inv estments GARP 1,117,104 28.4 2.5 - 3,965 Schroder I.M. GARP 1,108,608 28.2 2.5 471,300 Janus Capital Aggres. Gr. 793,238 20.2 1.8 - 401,425 EARNEST Partners Core Value 719,843 18.3 1.6 - 122,625 UBS Global A.M. Core Value 719,427 18.3 1.6 - 32,330 Roxbur y Capital Core Growth 542,695 13.8 1.2 - 496,037 Columbia Management GARP 477,909 12.2 1.1 - 180,518 Credit Suisse A.M. Core Growth 466,033 11.9 1.0 11,300 RS Investments Core Growth 420,145 10.7 0.9 20,645 WS Capital Hedge Fund 393,500 10.0 0.9 149,0 00 Teacher Retire. of Texas GARP 377,200 9.6 0.8 14,700 Dimensional Fund Deep Value 362,857 9.2 0.8 20,700 Sentinel A.M . Core Value 358,680 9.1 0.8 - 338,350 Hoover I.M. GARP 358,200 9.1 0.8 358,200 Security Management Core Growth 349,600 8.9 0.8 94, 200 Brant Point Capital Hedge Fund 309,000 7.9 0.7 309,000 CREF GARP 293,845 7.5 0.7 - 3,918 AXA Framlington I.M. GARP 276,250 7.0 0.6 2,750 Cooper Hill Partners Hedge Fund 275,300 7.0 0.6 275,300 RiverSource Investments Core Growth 254,207 6.5 0.6 25 ,607 Credit Suisse Securities Broker - Dealer 252,168 6.4 0.6 46,582 Putnam Investment Core Growth 251,240 6.4 0.6 6,830 Total 36,798,249 $ 936.5 82.5% 6,448,952 208,000 208,619 210,000 275,300 309,000 358,200 442,350 471,300 833,497 5,794,811 -253,900 -338,350 -401,425 -496,037 -521,817 -623,233 -664,200 -687,272 -1,168,450 -1,443,310 42% 35% 23% Total = 193 investors Remainder Top 6-25 Top 5

Review of proposal from Welsh, Carson, Anderson & Stowe Transaction overview Note: Sources & uses of funds per Citigroup presentation 1 Represents $77.7 million of on balance sheet capitalized leases and $22.0 million of off balance sheet guarantees 2 Assumes price of $31.05 per share and 46.5 million fully diluted shares outstanding 3 Assumes $50 million debt paydown between 9/30/06 and 3/31/07 Source: WCAS proposal letter of 11/13/06 35 A P P E N D I X Sources & uses of funds ( $ millions) Sources Term B Facility $465.0 Senior Subordinated Notes 480.0 Other 1 99.7 WCAS Equity 77 9.6 Total Sources $1, 82 4.3 Uses Purchase of e quity 2 $1, 44 4.2 Existing debt 3 243.8 Other 1 99.7 Fees & expenses 36 .6 Total Uses $1, 82 4.3 Key terms Proposed purchase price per share $ 31.0 5 Form of consideration 100% cash Due diligence requirements None Financing commitment Provided by Citigroup and Lehman Financing condition to close None Key dates 11/13/06 WCAS submits proposal letter with initial offer price range of $29.05 - $29.15 11/14/06 Board of Directors meeting (telephonic): Special Committee established 12/04/06 Special Committee interviews investment bankers 12/ 0 8/06 Special Committee retains JPMorgan as advisor 12/11/06 Special Committee organizational meeting (telephonic) 12/14/06 JPMorgan diligence session with Undercover management 12/15/06 WCAS/Citigroup presentation to JPMorgan 12/18/06 Special Committee meeting (te lephonic) : update on JPMorgan due diligence progress 12/21/06 Special Committee meeting (in person) : review preliminary financial analysis and process considerations 12/26/06 WCAS revises offer price range to $29.95 - $ 3 0. 10 and provides draft contract 12 /28/06 Special Committee meeting (telephonic) : discuss revised WCAS proposal 12/30/06 WCAS revises offer price range to $30.70 - $30.75 12/30/06 Special Committee meeting (telephonic) : discuss latest revised WCAS proposal 12/31/06 STB provides revised con tract to WCAS 01/02/07 Special Committee meeting (telephonic) 01/02/07 WCAS provides revised contract 01/03/07 WCAS revises offer price range to $30. 95 - $3 1.05 01/03/07 Special Committee meeting (telephonic) : discuss latest revised WCAS proposal 01/05 /07 Board of Directors meeting (telephonic) 01/07/07 Special Committee meeting and Board of Directors meeting (in person): to approve transaction

Overview of selected Welsh Carson precedent LBO transactions Welsh Carson go-private transactions Source: Company filings 1 Transaction pending 2 Based on initial bid 3 Based on 3-month average trading price prior to announcement 4 Discussion with AmeriPath/Welsh Carson began in April 2005; on August 18, 2005, the Board determined that discussions with AmeriPath/Welsh Carson had progressed to a point at which the formation of a Special Committee was appropriate 5 WCAS bumped four times before discussion terminated; once discussion resumed ten months later, WCAS bumped an additional five times 6 Company received several unsolicited proposals for a transaction shortly after announcing weak operating results; in response to receiving these proposals, company hired financial advisors and launched an auction process 7 Initial transaction signed at $43.25 per share; merger agreement subsequently amended to lower value per share to $41.50 8 Transaction initiated by KKR; KKR and WCAS subsequently formed consortium to acquire MedCath 1 36 A P P E N D I X Target Date announced Initial bid ($/share) Intermediate bid ($/share) Final bid ($/share) # of bumps Premium (unaffected) Size ($mm) Process dynamics Special Committee Break - up fee ($mm) % of TV Go - shop (days) W CAS interest 10/24/06 $1 8.15 NA NA NA 12.2% 2 $719 2 Negotiated/ unsolicited Yes NA NA NA 9/29/05 $12.00 $13.00 $13.25 2 26.9% 3 $ 298 Negotiated/ unsolicited No 4 13 4.1% - 10/18/04 $16.50 - $17.25 $17.35 - $17.45 $18.00 3 26.6% $2,542 Negotiated/ unsolicited Yes 40 1.6% 20 Board seat (Carson) 3/20/04 $9.30 - $9.65 $9.75 - $9.90 5 $15.05 9 5 18.5% $1,580 Negotiated/ unsolicited Yes 12 0.8% 15 Board seat, 14.5% stake 12/9/02 $21.00 - $22.00 $20.00 - $21.00 $21.25 3 29.2% $719 Negotiated/ unsolicited Yes 13 1.8% 10 4 .9% stake 3/2/99 $16.00 NA $16.50 2 41.9% $1,108 Auction 6 Yes 25 2.3% - 10/22/98 $14.00 - $15.00 $15.00 $16.00 2 88.2% $290 Negotiated/ unsolicited Yes 6 2.1% - Board seat, 23.2% stake 7/2/98 $42.00 $43.25 $41.50 1 7 13.3% $1,805 Auct ion No 40 2.2% - 3/13/98 $20.00 - $22.00 $18.00 $19.00 4 8 15.2% $386 Auction Yes $7 1.8% - 2 B oard seat s, prior investment